Exhibit 23.6

ATTORNEYS AT LAW

Marunouchi Mitsui Building, 2-2-2 Marunouchi, Chiyoda-ku, Tokyo 100-0005, Japan

Telephone +81-3-6212-5500 Facsimile +81-3-6212-5700 URL http://www.city-yuwa.com

June 12, 2026

To:	Linkage Global Inc (the “Company”)
P.O.Box 31119, Grand Pavilion, Hibiscus Way,
802 West Bay Road, Grand
Cayman, KY1 - 1205, Cayman Islands

Confirmation Letter

Ladies and Gentlemen:

We hereby consent to the references to our firm’s name in your Form F-3 for up to 833,333 Class A Ordinary Shares (“F-3”), which will be filed with the Securities and Exchange Commission (the “SEC”) on the date hereof or later. We also consent to the filing of this consent letter with the SEC as an exhibit to the F-3.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Very sincerely yours,

/s/ CITY-YUWA PARTNERS
Takuro Awazu
Partner, attorney-at-law in Japan
CITY-YUWA PARTNERS